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                                                                     EXHIBIT 7.4

                            UNITED STATES DISTRICT COURT
                             MIDDLE DISTRICT OF FLORIDA
                                   TAMPA DIVISION


NUMED HOME HEALTH CARE, INC.,                         Case No. 98-2354-CIV-T-17F
a Nevada corporation,

Plaintiff,

               Vs.

TURKEY VULTURE FUND XIII, LTD.,
an Ohio Limited Liability Company,

Defendant.
                                    /
------------------------------------

                                      COMPLAINT

     Plaintiff, NUMED HOME HEALTH CARE, INC., a Nevada corporation ("NuMED"), sues Defendant, TURKEY VULTURE FUND XIII, LTD. ("Turkey Vulture Fund"), and states:

     1. NuMED is a Nevada corporation with its principal place of business in Pinellas County, Florida.

     2. Turkey Vulture Fund is an Ohio limited liability company with its principal place of business in Mentor, Ohio, and, upon information and belief, owns approximately 508,500 shares of NuMED stock, which accounts for approximately 10.2% of the outstanding stock of the company.

     3. This Court has jurisdiction over this action pursuant to 28 U.S.C. Section 1331, 15 U.S.C. Section 78aa, and 28 U.S.C. Section 2201. Venue is proper in the Middle District of Florida pursuant to 28 U.S.C. Section
 1391(b) because NuMED's principal place of business is in the Middle District of Florida, and substantial parts of the events giving rise to this claim occurred in the Middle District of Florida.


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     4.   On or about December 25, 1996, Turkey Vulture Fund filed with the
Securities Exchange Commission (the "SEC") a Schedule 13D (the "Schedule 13D") as required by 15 U.S.C. Section 78m(d)(1) and Rule 13d-1(a) of the Securities Exchange Act of 1934. A copy of the Schedule 13D is attached hereto and incorporated herein as Exhibit "A."

     5. On or about January 29, 1997, Turkey Vulture Fund filed with the SEC its first amendment to the Schedule 13D (the "First Amended Schedule 13D"). A copy of the First Amended Schedule 13D is attached hereto and incorporated as Exhibit "B."

     6. On or about April 9, 1997, Turkey Vulture Fund filed with the SEC its second amendment to the Schedule 13D (the "Second Amended Schedule 13D"). A copy of the Second Amended Schedule D [sic] is attached hereto and incorporated herein as Exhibit "C."

     7. On or about November 12, 1998, Richard M. Osborne, the sole manager of Turkey Vulture Fund, as a member of the "Committee for a New NuMED," filed with the SEC a proxy statement (the "Proxy Statement") pursuant to Section 14(a) of the Securities Exchange Act of 1934. A copy of the Proxy Statement is attached hereto and incorporated herein as Exhibit "D."

     8.   This is an action for injunctive relief to cure existing violations of
Section 13(d) and to prevent harm arising from such violations.

     9. Section 13(d) requires any person or group who acquires the beneficial ownership of more than five percent of a class of stock to send the issuer of the stock, by registered or certified mail, a statement containing the information required by Schedule 13D. The Schedule 13D must be sent within ten days after the person acquires the stock. It must reveal the following information:


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          (a)  the background, identity, residence, and citizenship of, and the nature of such beneficial ownership by, an acquiring person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

          (b) the source and amount of the funds or other consideration used or to be used in making the purchases;

          (c) any plans or proposals which the acquiring person may have to liquidate the issuer, sell its assets or merge it with any other persons, if the purpose of the stock purchases is to acquire control of the business;

          (d) the number of shares which are beneficially owned, and the number of shares concerning which there is a right to acquire, directly or indirectly, by the acquiring person or any associate of such person; and

          (e) information regarding any contracts, arrangements, or understandings with any person regarding any securities of the issuer.

     10.  Rule 13d-2 provides:

          If any material change in the facts set forth in Schedule 13D required by Rule 13d-1(a), including, BUT NOT LIMITED TO, any material increase or decrease in the percentage of the class beneficially owned, the person or persons who were required to file the statement shall promptly file or cause to be filed with the Commission an amendment disclosing that change. An acquisition or disposition of beneficial ownership of securities in an amount equal to one percent or more of a class of securities shall be deemed "material" for purposes of this Rule 13d-1; acquisitions or dispositions of less than those amounts may be material, depending upon the facts and circumstances.

     11. Neither the Schedule 13D nor any amendments indicate that Turkey Vulture [sic] is attempting to gain control of NuMED through a proxy fight, oust current management, and eliminate NuMED's staggered Board of Directors. Such a change qualifies as a material change in facts pursuant to Rule 13d-2(a). Moreover, the Proxy Statement indicates that Turkey Vulture


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[sic] now holds 508,500 shares of NuMED's common stock.  This represents an increase of 23,500 shares over the Second Amended Schedule [sic]. Thus, Turkey Vulture [sic] should have promptly filed an amendment to the Schedule 13D.

     12. Turkey Vulture Fund violated the requirements of Section 13(d) by, among other things, failing to timely amend the Schedule 13D to (a) reflect its true intention, as stated in the Proxy Statement, to oust current management, gain control of NuMED through a proxy fight, and eliminate NuMED's staggered Board of Directors, and (b) indicate its increased ownership of shares.

     13.  NuMED is without an adequate remedy at law.

     14.  NuMED will likely succeed upon the merits of this lawsuit.

     15. Without the injunctive relief requested, NuMED will suffer irreparable harm as a result of the proxy fight initiated by the Turkey Vulture Fund.

     16. NuMED has been required to retain the services of Foley & Larder to pursue this claim.

     WHEREFORE, NuMED prays that this Court:

          a. Enter a temporary and permanent injunction requiring the Turkey Vulture Fund to file an amendment to the Schedule 13D, which will accurately reflect its true purpose;

          b. Enter a temporary injunction enjoining Turkey Vulture [sic] from exercising voting rights and soliciting proxies during the pendancy [sic] of this lawsuit and an appropriate "cooling-off period," which will permit the investing public to have a reasonable amount of time to digest any amendment to the Schedule 13D ordered by this Court;


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          c.   Enter a judgment in favor of NuMED for the costs and attorneys'
     fees associated with bringing this lawsuit; and

          d. Award such other and further relief as the Court deems just and appropriate.

     DATED THIS 17th day of November, 1998.


                                   /s/ James M. Landis
                                   ----------------------------------------
                                   JAMES M. LANDIS, ESQUIRE
                                   Florida Bar No. 116760
                                   RICHARD THOMAS PETITT, ESQUIRE
                                   Florida Bar No. 878995
                                   AMEE B. FLOWERS, ESQUIRE
                                   Florida Bar No. 0135690
                                   Foley & Larder
                                   100 N. Tampa Street, Suite 2700
                                   Post Office Box 3391
                                   Tampa, FL 33601-3391
                                   (813) 229-2300
                                   (813) 221-4210 (facsimile)
                                   Attorneys for Plaintiff











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